As filed with the Securities and Exchange Commission on September 5, 2008.	Registration No. 333-150659

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
China Energy Recovery, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5910 (Primary Standard Industrial Classification Code Number)	33-0843696 (I.R.S. Employer Identification Number)

7F, De Yang Garden
No. 267 Qu Yang Road
Hongkou District, Shanghai
Shanghai, China 200081
Telephone: +86 (0)21 5556-0020
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
10375 Park Meadows Drive, Suite 375
Wilmington, Delaware 19801
Telephone: (302) 658-7581
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Adam J. Agron
Brownstein Hyatt Farber Schreck, LLP
410 Seventeenth Street, Suite 2200
Denver, Colorado 80202
Telephone: (303) 223-1100
Facsimile: (303) 223-1111

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

EXPLANATORY NOTE

China Energy Recovery, Inc. is filing this Amendment No. 4 to Registration Statement on Form S-1 (the "Registration Statement") to amend Part II of the Registration Statement by filing an updated legal opinion, attached as Exhibit 5.1 hereto.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits
Exhibit Index

Exhibit #	Description	Reference
2.1	Agreement and Plan of Merger, dated as of April 7, 2006, by and between the Registrant and its wholly-owned subsidiary Commerce Development Corporation, Ltd.	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 13, 2006 (File No. 33-0843696).

2.2
Share Exchange Agreement made effective as of January 24, 2008 by and among the Registrant, Poise Profit International, Ltd. and the selling stockholders of Poise Profit International, Ltd. as set out in the Share Exchange Agreement
Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on January 30, 2008 (File No. 333-104647).

2.3	Asset Purchase Agreement dated January 25, 2008 between the Registrant and MMA Acquisition Company	Incorporated by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed on January 30, 2008 (File No. 333-104647).

2.4
First Amendment to Share Exchange Agreement, dated as of April 15, 2008, by and among the Registrant, Poise Profit International, Ltd. and the undersigned shareholders of Poise Profit International, Ltd.
Incorporated by reference to Exhibit 2.4 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

3.1	Amended and Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 7, 2008 (File No. 333-104647).

3.2	Corrected Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series A Convertible Preferred Stock of China Energy Recovery, Inc.	Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 9, 2008 (File No. 333-104647).

3.3	Bylaws	Incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on April 13, 2006 (File No. 333-104647).

4.1	Form of Warrant issued under the Consulting Agreement	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 30, 2008 (File No. 333-104647).

4.2	Form of Warrant issued in the Financing	Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

4.3	Registration Rights Agreement dated January 18, 2008 by and among the Registrant and certain stockholders signatory thereto	Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

4.4	Form of Registration Rights Agreement dated April 15, 2008 by and among the Registrant and the investors in the Financing	Incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

4.5	Warrant issued under the Consulting Agreement between China Energy Recovery, Inc. and ARC China, Inc.	Incorporated by reference to Exhibit 4.5 to the Amendment No. 2 to Registrant's Registration Statement on Form S-1 filed on July 31, 2008 (File No. 333-150659).

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP	Filed herewith.

10.1	Securities Purchase Agreement, dated as of January 9, 2006, by and among the Registrant and the purchasers signatory thereto	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 13, 2006 (File No. 33-0843696).

10.2	Securities Purchase Agreement, dated as of April 13, 2006, by and among the Registrant and the purchasers signatory thereto	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 18, 2006 (File No. 33-0843696).

10.3	Stock Purchase Agreement, dated as of April 18, 2006, by and among the selling stockholders and purchasers signatory thereto	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on April 18, 2006 (File No. 33-0843696).

10.4	Form of Securities Purchase Agreement, dated as of April 15, 2008, by and among the Registrant and the purchasers signatory thereto	Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.5	Amended and Restated Senior Secured Promissory Note, dated as of January 9, 2008	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 15, 2008 (File No. 333-104647).

10.6	Escrow Agreement, dated as of April 15, 2008, by and among the Registrant, Poise Profit International, Ltd., Qinghuan Wu and Jialing Zhou	Incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.7	Loan and Transaction Expenses Agreement dated as of December 18, 2007 between Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and RMK Emerging Markets, LLC	Incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.8	Loan Conversion Agreement dated as of April 15, 2008 between RMK Emerging Markets, LLC, Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and China Energy Recovery, Inc.	Incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.9
Leasing and Operating Agreement dated as of April 22, 2004 between Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and Shanghai Si Fang Boiler Factory, together with Amendment dated as of November 21, 2005, Amendment dated as of December 28, 2006 and Amendment dates as of June 25, 2007
Incorporated by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.10	Consulting Services Agreement dated as of December 28, 2005 between Haie Hi-tech Engineering (Hong Kong) Company Limited and Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.	Incorporated by reference to Exhibit 10.10 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.11
Operating Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and the shareholders of Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.
Incorporated by reference to Exhibit 10.11 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.12	Proxy Agreement dated as of December 28, 2005 between Haie Hi-tech Engineering (Hong Kong) Company Limited and the shareholders of Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.	Incorporated by reference to Exhibit 10.12 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.13
Option Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and the shareholders of Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.
Incorporated by reference to Exhibit 10.13 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.14
Equity Pledge Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and the shareholders of Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.
Incorporated by reference to Exhibit 10.14 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.15	Consulting Services Agreement dated as of December 28, 2005 between Haie Hi-tech Engineering (Hong Kong) Company Limited and Shanghai Xin Ye Environmental Protection Engineering Co. Ltd.	Incorporated by reference to Exhibit 10.15 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.16
Operating Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Xin Ye Environmental Protection Engineering Co. Ltd. and the sole shareholder of Shanghai Xin Ye Environmental Protection Engineering Co. Ltd.
Incorporated by reference to Exhibit 10.16 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.17	Proxy Agreement dated as of December 28, 2005 between Haie Hi-tech Engineering (Hong Kong) Company Limited and the sole shareholder of Shanghai Xin Ye Environmental Protection Engineering Co. Ltd.	Incorporated by reference to Exhibit 10.17 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.18
Option Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Xin Ye Environmental Protection Engineering Co. Ltd. and the sole shareholder of Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.
Incorporated by reference to Exhibit 10.18 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.19
Equity Pledge Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Xin Ye Environmental Protection Engineering Co. Ltd. and the sole shareholder of Shanghai Xin Ye Environmental Protection Engineering Co. Ltd.
Incorporated by reference to Exhibit 10.19 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.20	Employment Contract dated as of January 1, 2006 between Shanghai Hai Lu Kun Lun Hi-Tech Engineering Co., Ltd. and Qinghuan Wu	Incorporated by reference to Exhibit 10.20 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

10.21	Consulting Agreement dated as of June 20, 2008 between China Energy Recovery, Inc. and ARC China, Inc.	Incorporated by reference to Exhibit 10.21 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 filed on July 31, 2008 (File No. 333-150659).

10.22
Amendment dated as of August 20, 2008 to Leasing and Operating Agreement dated as of April 22, 2004 between Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and Shanghai Si Fang Boiler Factory, as amended
Incorporated by reference to Exhibit 10.22 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 filed on August 25, 2008 (File No. 333-150659).

10.23	First Amendment to Consulting Agreement dated as of August 11, 2008 between China Energy Recovery, Inc. and ARC China, Inc.	Incorporated by reference to Exhibit 10.23 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 filed on August 25, 2008 (File No. 333-150659).

21.1	List of subsidiaries	Incorporated by reference to Exhibit 21.1 to the Registrant’s Current Report on Form 8-K filed on April 21, 2008 (Film No. 08766651).

23.1	Consent of Moore Stephens Wurth Frazer and Torbet, LLP	Incorporated by reference to Exhibit 23.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 filed on August 25, 2008. (File No. 333-150659).

23.2	Consent of Brownstein Hyatt Farber Schreck, LLP	Incorporated by reference to Exhibit 23.2 to the Registrant’s Registration Statement on Form S-1 filed on May 6, 2008 (File No. 333-150659).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, China, on September 4, 2008.

China Energy Recovery, Inc. Registrant

September 4, 2008	By:	/s/ Qinghuan Wu
Qinghuan Wu
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 4, 2008.

Principal Executive Officer and Director:

/s/ Qinghuan Wu	Chief Executive Officer and Director
Qinghuan Wu

Principal Financial and Accounting Officer:

/s/ Richard Liu	Chief Financial Officer
Richard Liu

Directors:

/s/ Qi Chen	General Manager and Director
Qi Chen

/s/ Jialing Zhou	Director
Jialing Zhou